INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Oppenheimer New York Municipal Fund:


We consent to the use in this Registration Statement of Oppenheimer New York Municipal Fund of our report dated October 21, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus. which is also part of such Registration Statement.




                                            /s/ KPMG Peat Marwick LLP
                                            -------------------------
                                            KPMG Peat Marwick LLP


Denver, Colorado
January 15, 1997